UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2008

VISUAL MANAGEMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-133936 (Commission File Number)	68-0634458 (IRS Employer Identification Number)
1000 Industrial Way North, Suite C Toms River, New Jersey 08755 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 281-1355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

EXPLANATORY NOTE

On April 28, 2008, Visual Management Systems, Inc. filed a Report on Form 8-K (the “8-K”) to announce that it had entered into an Amendment and Waiver Agreement with the holders of the Company’s 5% Senior Secured Debentures (the “Debentures”). This Report on Form 8-K/A is being filed to (i) amend and restate Item 1.01 to clarify that the exercise price of the Warrants issued to the holders of the Debentures has been adjusted to $.40 per share and (ii) include the Amendment and Waiver Agreement as an exhibit to the Report.

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On August 28, 2008, Visual Management Systems, Inc. (the “Company”) entered into an Amendment and Waiver Agreement with each of Enable Opportunity Partners, L.P., Enable Growth Partners, L.P. and Pierce Diversified Master Fund, LLC, Ena,(the “Debenture Holders”) the holders of the Company’s 5% Senior Secured Debentures (the “Debentures”) pursuant to which the Debenture Holders have:

•
waived the Company’s compliance with the provisions of the Debentures which require the Company to have a registration statement covering the shares issuable upon the conversion of the Debentures declared effective under the Securities Act of 1933 and maintain the effectiveness of such registration statement;

•	waived the anti-dilution provisions of the Debentures which, as a result of prior transactions, would otherwise result in an adjustment to the conversion price of the Debentures to $.40 per share;

•
waived certain provisions of the agreement pursuant to which the Debentures were issued which restrict the Company’s ability to issue common stock and securities convertible into or exercisable for common stock;

•
waived all registration rights previously granted to the Debenture Holders with respect to the shares issuable upon the conversion of the Debentures and exercise of the warrants (the “Warrants”) issued to the Debenture Holders, provided that the Company does not fail to satisfy the current public information requirements under Rule 144(c) of the Securities Act of 1933 for a period of three (3) consecutive trading days or more (a “Public Information Failure”).

In the event of a Public Information Failure the Company will be required to file a registration statement covering the shares issuable upon the Debentures and Warrants and will be subject to monetary penalties if it fails to obtain and maintain the effectiveness of the registration statement.

In consideration of the waivers and in lieu of (i) $250,000 of liquidated damages that the Debenture Holders alleged were owed as a result of the Company’s failure to register the shares underlying the Debentures and Warrants for public resale and (ii) $46,875 of accrued and unpaid interest owed to the Debenture Holders, the Company has agreed to issue shares of the Company’s Common Stock valued at $296,875 (based upon a per share price equal to 80% of the average of the value weighted average price of the common stock for the 20 trading days prior to the date of the Amendment and Waiver) to the Debenture Holders pro-rata according to their percentage ownership of the Debentures. The Company has agreed to register the new shares for resale under the Securities Act of 1933, as amended. Failure to file and have the registration statement declared effective within a specified time frame will subject the Company to liquidated damages.

The exercise price of the Warrants has been adjusted to $.40 per share.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

10.22	Amendment and Waiver Agreement between Visual Management Systems, Inc., and the holders of its 5% Senior Secured Debentures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Management Systems, Inc. (Registrant)

Dated: August 29, 2008	By:	/s/ Jason Gonzalez
Name:Jason Gonzalez
Title:President and Chief Executive Officer